Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

October 2, 2017

AxoGen, Inc.

13631 Progress Boulevard, Suite 400

Alachua,  Florida  32615

Re:	AxoGen, Inc. – Registration Statement on Form S‑3

Ladies and Gentlemen:

We have acted as counsel to AxoGen, Inc., a Minnesota corporation (the “Company”), in connection with the registration for resale from time to time by the selling shareholders named in the Registration Statement (as defined below) of an aggregate of 4,861,111 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Shares are included in a registration statement on Form S‑3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (“SEC”) on October 2, 2017 (the “Registration Statement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, as amended, as filed with the State of Minnesota,  the Bylaws of the Company, as amended, the minutes of meetings of the shareholders and the Board of Directors of the Company, as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and non-assessable.  The opinion expressed herein is limited to the Minnesota Business Corporation Act.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)